Exhibit 21
                                                                 ----------


                                Subsidiaries
                                ------------


                                           Jurisdiction
 Name                                    of Incorporation
 ----                                    ----------------

 Berry Plastics Corporation                  Delaware

 Berry Iowa Corporation                      Delaware

 Berry Tri-Plas Corporation                  Delaware

 Berry Sterling Corporation                  Delaware

 AeroCon, Inc.                               Delaware